UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

Escalera Resources Co.

(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 16, 2015, Escalera Resources, Co. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Vanguard Operating, LLC (the “Buyer”), an unaffiliated entity, pursuant to which the Company will sell its interests in the Mesa Units located on the Pinedale Anticline in Southwestern Wyoming.  The cash purchase price pursuant to the Agreement is $12.0 million, subject to closing and post-closing adjustments. The Company expects the sale to close on July 31, 2015. The proceeds will be used to reduce debt outstanding under the Company’s credit agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESCALERA RESOURCES CO.

Date: June 22, 2015	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary